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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-50521 and 333-65349 of Indiana Michigan Power Company on Form S-3 of our reports dated February 23, 1999 and February 23, 1999 (March 16, 1999 as to Note
4), appearing in and incorporated by reference in this Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 1998.

Deloitte & Touche LLP
Columbus, Ohio
March 29, 1999